Exhibit 99.1

Contact:

Michael J. Culotta

Executive Vice President and Chief Financial Officer

(502) 627-7475

PHARMERICA REPORTS RESULTS FOR THE FOURTH QUARTER OF 2012

AND YEAR ENDED DECEMBER 31, 2012

Full Year Adjusted EBITDA Increases 5.7%

Full Year Adjusted Diluted Earnings Per Share Increases 5.8%

Full Year Adjusted EBITDA Margin Increases to 5.7%

Company Announces 2013 Earnings Guidance

LOUISVILLE, Kentucky (February 7, 2013) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy, specialty infusion services, and hospital pharmacy management services, today reported its financial results for the fourth quarter of 2012 and year ended December 31, 2012.

Commenting on the Company’s results, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “PharMerica’s solid performance in the fourth quarter and full year demonstrates accelerating financial and operating momentum. Operating profits and gross margins improved due to increased generic dispensing. Over 85% of our prescriptions are now dispensed generically. We also saw improved bed retention. Customer and client satisfaction levels are at all time highs as we benefit from the organization’s focus on the customer and strategic investments in service technologies. Today, PharMerica’s service levels are better than they have been in over a decade.

“Looking forward, we enter 2013 well positioned to capitalize on industry demand. We have strengthened the sales and service team. We have improved purchasing terms. We have solidified operations. And, we have unique products and services that save our clients money. All of this leads to a stronger market presence. We are fast approaching the point where we will achieve the goal of organic growth in LTC services.

“We are also optimistic that we can grow Amerita, our most recent acquisition. Amerita is a leading regional supplier of specialty infusion services. Amerita extends the Company’s market reach into the home, a strategic imperative, as we see a significant segment of the senior population aging in their home. There are meaningful operating and market synergies between the infusion and LTC operating segments, and we are confident that Amerita will emerge as a national player in the home infusion industry and position PharMerica Corporation to serve an expanded senior population.”

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

The results for the fourth quarter and year are set forth below:

•	Key Comparisons of Years Ended December 31, 2012 and 2011:

•	Adjusted EBITDA for the year ended December 31, 2012, was $104.1 million compared with $98.5 million for 2011, an increase of 5.7%.

•	Cash flows provided by operating activities were $85.7 million compared with $26.8 million in the same period of 2011, an increase of 220%.

•	Gross profit for the year ended December 31, 2012, was $300.2 million compared with $294.9 million in 2011. Gross margin expanded 220 basis points to 16.4% for the year ended December 31, 2012, compared with 14.2% for the year ended December 31, 2011. The increase in gross margin was primarily a result of the generic dispensing rate increasing 370 basis points to 83.3% for the year ended December 31, 2012, compared with 79.6% for 2011.

•	Net income for the year ended December 31, 2012, was $22.9 million, or $0.77 diluted earnings per share, compared with $23.4 million, or $0.79 diluted earnings per share, for the same period in 2011. Adjusted diluted earnings per share were $1.27 for the year ended 2012 compared with $1.20 diluted earnings per share for 2011, an increase of 5.8%.

•	Revenues for the year ended December 31, 2012, were $1,832.6 million compared with $2,081.1 million for the same period of 2011, a decrease of 11.9%, driven in part by higher generic dispensing.

•	Key Comparisons of Fourth Quarters Ended December 31, 2012 and 2011:

•	Adjusted EBITDA for the fourth quarter of 2012 was $27.4 million compared with $27.6 million in the fourth quarter of 2011, a decrease of 0.7%.

•	Cash flows used in operating activities for the fourth quarter of 2012 were $17.5 million compared with cash flows provided by operating activities of $14.5 million in the fourth quarter of 2011. Cash flows in the fourth quarter were negatively impacted by higher levels of inventory purchasing, the impact of Hurricane Sandy and an increase in taxes paid.

•	Gross profit for the fourth quarter of 2012 was $75.6 million compared with $76.2 million in the fourth quarter of 2011. Gross margin expanded 210 basis points to 17.5% in the fourth quarter of 2012 compared with 15.4% in the fourth quarter of 2011. The increase in gross margin was a result of the generic dispensing rate increasing 480 basis points to 84.8% in the fourth quarter of 2012 compared with 80.0% in the fourth quarter of 2011.

•	Net income for the fourth quarter of 2012 was $3.7 million, or $0.12 diluted earnings per share, compared with $7.9 million, or $0.27 diluted earnings per share, for the same period in 2011. Adjusted diluted earnings per share were $0.33 in 2012 compared with $0.35 diluted earnings per share in 2011, a decrease of 5.7%.

•	Revenues for the fourth quarter of 2012 were $433.2 million compared with $495.6 million for the fourth quarter of 2011, a decrease of 12.6%, driven in part by higher generic dispensing.

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

Fiscal 2013 Earnings Guidance

The Company announced its fiscal 2013 earnings guidance range as follows:

(In millions, except per share data)	Ranges
Revenues	$1,567.0 - $1,694.0
Adjusted EBITDA*	$113.2 - $121.2
Stock-based compensation and deferred compensation	$7.2
Depreciation and amortization expense	$32.0
Interest expense, net	$11.8
Tax rate	40.1%
Net income	$37.3 - $42.0
Adjusted diluted earnings per share*	$1.39 - $1.55
Common and common equivalent shares outstanding	29.9

*	Adjusted EBITDA and adjusted diluted earnings per share include an add back for expected expenses incurred related to stock-based compensation and deferred compensation, which has not historically been a part of Adjusted EBITDA and adjusted diluted earnings per share. Such amount is approximately $4.3 million (pre-tax $7.2 million), or $0.14 diluted earnings per share. See the supplemental information schedules at the end of this press release for recasted historical information under this definition.

As is normal practice, the fiscal 2013 earnings guidance does not consider any benefits from future acquisitions nor does it consider any merger, acquisition, integration costs and other charges the Company may incur, including but not limited to the application of new accounting pronouncements or other non-recurring charges, including the impact of Hurricane Sandy. Also, the guidance does not consider the potential impact of the expected conversion to Average Manufacturers Price (“AMP”) because the effect of these items cannot be reasonably estimated at this time.

Conference Call

Management will hold a conference call to review the financial results for the fourth quarter and year ended December 31, 2012, on February 8, 2013, at 10:00 a.m. Eastern Time. To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com. To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through February 22, 2013, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 58304162.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, and also provides specialty infusion services to patients outside a hospital setting. As of December 31, 2012, PharMerica operated 91 institutional pharmacies and 12 specialty infusion centers in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in home care and other long-term alternative care providers. The Company also provides pharmacy management services to long-term care hospitals.

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations, the strength of the Company’s financial performance during 2013, the impact of the brand to generic drug conversions on the Company, the Company’s ability to identify and consummate future acquisitions, the Company’s ability to deliver outstanding value to its shareholders, the Company’s plan to accelerate the rollout of on-site dispensing technology and cost containment products, the Company’s continued pursuit of its strategic initiatives including those focused on client retention and operating margins, the Company’s ability to grow the Amerita specialty infusion services business, the Company’s ability to capitalize on the operating and marketing synergies between the infusion and LTC operating segments, the Company’s ability to position itself to serve an expanded senior population, and the Company’s ability to achieve organic growth in LTC services. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

CONSOLIDATED INCOME STATEMENTS

(In millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2011		2012		2011		2012
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues	$495.6	100.0%	$433.2	100.0%	$2,081.1	100.0%	$1,832.6	100.0%

Cost of goods sold	419.4	84.6	357.6	82.5	1,786.2	85.8	1,532.4	83.6

Gross profit	76.2	15.4	75.6	17.5	294.9	14.2	300.2	16.4

Selling, general and administrative expenses	53.8	10.9	52.9	12.2	216.5	10.4	214.7	11.7

Amortization expense	2.6	0.5	3.3	0.8	11.0	0.5	12.3	0.7

Impairment of intangible assets	—	—	—	—	5.1	0.3	—	—

Merger, acquisition, integration costs and other charges	3.7	0.7	5.6	1.3	15.3	0.8	19.9	1.1

Hurricane Sandy disaster costs	—	—	4.5	1.0	—	—	4.5	0.2

Operating income	16.1	3.3	9.3	2.2	47.0	2.2	48.8	2.7

Interest expense, net	2.5	0.5	2.4	0.6	8.8	0.4	10.0	0.6

Income before income taxes	13.6	2.8	6.9	1.6	38.2	1.8	38.8	2.1

Provision for income taxes	5.7	1.2	3.2	0.7	14.8	0.7	15.9	0.9

Net income	$7.9	1.6%	$3.7	0.9%	$23.4	1.1%	$22.9	1.2%

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
Earnings per common share:
Basic	$0.27	$0.13	$0.80	$0.78
Diluted	$0.27	$0.12	$0.79	$0.77

Shares used in computing earnings per common share:
Basic	29,399,978	29,475,489	29,343,221	29,471,734
Diluted	29,638,296	29,988,342	29,468,452	29,901,896

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31, 2011	Dec. 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$17.4	$12.3
Accounts receivable, net	232.2	206.5
Inventory	130.6	135.7
Deferred tax assets, net	36.5	36.7
Prepaids and other assets	34.5	38.6

	451.2	429.8

Equipment and leasehold improvements	145.0	158.8
Accumulated depreciation	(92.6)	(105.7)

	52.4	53.1

Deferred tax assets, net	0.6	—
Goodwill	214.9	268.2
Intangible assets, net	100.2	121.9
Other	14.7	12.7

	$834.0	$885.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54.7	$49.2
Salaries, wages and other compensation	35.1	35.8
Current portion of long-term debt	6.3	12.5
Other accrued liabilities	6.7	9.0

	102.8	106.5

Long-term debt	293.7	303.0
Other long-term liabilities	23.7	22.5
Deferred tax liability	—	11.1
Commitments and contingencies (see Note 6)

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2011, and December 31, 2012	—	—
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 30,794,000 and 30,943,748 shares issued as of December 31, 2011, and December 31, 2012, respectively	0.3	0.3
Capital in excess of par value	355.9	363.0
Retained earnings	68.4	91.3
Treasury stock at cost, 1,350,128 shares and 1,456,293 shares at December 31, 2011, and December 31, 2012, respectively	(10.8)	(12.0)

	413.8	442.6

	$834.0	$885.7

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
Cash flows provided by (used in) operating activities:
Net income	$7.9	$3.7	$23.4	$22.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.2	4.7	20.1	18.6
Amortization	2.6	3.3	11.0	12.3
Impairment charge	—	—	5.1	—
Merger, acquisition, integration costs and other charges	0.3	(0.9)	1.5	1.3
Hurricane Sandy disaster costs	—	1.5	—	1.5
Stock-based compensation and deferred compensation	1.4	1.5	6.0	7.1
Amortization of deferred financing fees	0.1	0.3	0.8	1.0
Deferred income taxes	4.1	(1.1)	13.9	2.8
(Gain) loss on disposition of equipment	(0.2)	0.2	0.1	0.1
Other	0.4	0.1	0.2	0.2
Change in operating assets and liabilities:
Accounts receivable, net	11.3	13.5	9.1	35.8
Inventory	(9.2)	(37.4)	(38.3)	(4.7)
Prepaids and other assets	(2.8)	(1.4)	(9.7)	(1.3)
Accounts payable	(3.7)	1.5	(25.0)	(9.3)
Salaries, wages and other compensation	(0.5)	0.4	11.1	(3.4)
Other accrued liabilities	(2.4)	(7.4)	(2.5)	0.8

Net cash provided by (used in) operating activities	14.5	(17.5)	26.8	85.7

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(3.8)	(7.3)	(13.2)	(20.8)
Acquisitions, net of cash acquired	(42.5)	(84.0)	(51.0)	(84.8)
Cash proceeds from the sale of assets	0.1	—	0.2	0.3

Net cash used in investing activities	(46.2)	(91.3)	(64.0)	(105.3)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	—	—	(240.0)	(6.3)
Proceeds from long-term debt	—	—	250.0	—
Net activity of long-term revolving credit facility	39.0	71.7	44.4	21.7
Payment of debt issuance costs	—	—	(9.8)	—
Repayments of capital lease obligations	(0.1)	—	(0.8)	(0.1)
Issuance of common stock	—	(0.1)	0.2	0.4
Treasury stock at cost	(0.1)	(0.1)	(0.2)	(1.2)
Tax benefit from stock-based compensation	—	0.1	—	—

Net cash provided by financing activities	38.8	71.6	43.8	14.5

Change in cash and cash equivalents	7.1	(37.2)	6.6	(5.1)
Cash and cash equivalents at beginning of period	10.3	49.5	10.8	17.4

Cash and cash equivalents at end of period	$17.4	$12.3	$17.4	$12.3

Supplemental information:
Cash paid for interest	$2.5	$2.1	$7.6	$9.3

Cash paid for taxes	$0.4	$8.6	$0.5	$12.6

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION

MERGER, ACQUISITION, INTEGRATION COSTS AND OTHER CHARGES

The following is a summary of merger, acquisition, integration costs and other charges incurred by PharMerica for the three months and years ended December 31, 2011 and 2012.

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2011	2012	2011	2012
Merger, integration costs and other charges:
Pre-Pharmacy transaction litigation matters	$—	$—	$(2.0)	$—
IT Transition costs	—	2.1	—	3.0
Tender offer costs	1.7	—	2.8	1.9
Professional and advisory fees	0.3	1.0	0.9	3.2
General and administrative	—	—	0.1	—
Employee costs	—	—	0.2	0.2
Severance costs	—	—	0.2	0.1
Facility costs	—	0.4	0.2	0.8

	2.0	3.5	2.4	9.2

Acquisition related costs:
Professional and advisory fees	0.8	2.3	4.9	7.7
General and administrative	0.1	0.1	0.8	0.2
Employee costs	0.4	0.3	2.9	2.4
Severance costs	0.1	(0.8)	1.7	(0.3)
Facility costs	0.2	0.1	1.7	0.6
Other	0.1	0.1	0.9	0.1

	1.7	2.1	12.9	10.7

Total merger, acquisition, integration costs and other charges	$3.7	$5.6	$15.3	$19.9

Negative effect on diluted earnings per share	$(0.07)	$(0.11)	$(0.32)	$(0.40)

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the three months and years ended December 31, 2011 and 2012.

(In whole numbers, except where indicated)	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
Customer licensed beds under contract:
Beginning of period	339,946	320,009	361,154	337,213
Additions	14,295	5,400	30,460	21,198
Losses	(17,028)	(18,401)	(54,401)	(51,403)

End of period	337,213	307,008	337,213	307,008

Institutional pharmacy prescription data:
Prescriptions dispensed (in thousands)	9,944	9,537	41,677	39,212

Revenue per prescription dispensed	$48.27	$43.31	$48.43	$44.99

Gross profit per prescription dispensed	$7.48	$7.61	$6.89	$7.44

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2011	2012	2011	2012
Net income	$7.9	$3.7	$23.4	$22.9
Add:
Interest expense, net	2.5	2.4	8.8	10.0
Merger, acquisition, integration costs and other charges	3.7	5.6	15.3	19.9
Hurricane Sandy disaster costs	—	4.5	—	4.5
Provision for income taxes	5.7	3.2	14.8	15.9
Impairment of intangible assets	—	—	5.1	—
Depreciation and amortization expense	7.8	8.0	31.1	30.9

Adjusted EBITDA	$27.6	$27.4	$98.5	$104.1

Adjusted EBITDA margin	5.6%	6.3%	4.7%	5.7%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE

TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Year Ended December 31,
(In whole numbers)	2011	2012	2011	2012
Diluted earnings per share	$0.27	$0.12	$0.79	$0.77
Diluted earnings per share impact of:
Impairment of intangible assets	—	—	0.11	—
Merger, acquisition, integration costs and other charges	0.07	0.11	0.32	0.40
Hurricane Sandy disaster costs	—	0.09	—	0.09
Tax accounting matters	0.01	0.01	(0.02)	0.01

Adjusted diluted earnings per share	$0.35	$0.33	$1.20	$1.27

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA

TO NET CASH FLOWS FROM OPERATING ACTIVITIES

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2011	2012	2011	2012
Adjusted EBITDA	$27.6	$27.4	$98.5	$104.1
Interest expense, net	(2.5)	(2.4)	(8.8)	(10.0)
Provision for income taxes	(5.7)	(3.2)	(14.8)	(15.9)
Merger, acquisition, integration costs and other charges	(3.4)	(6.5)	(13.8)	(18.6)
Hurricane Sandy disaster costs	—	(3.0)	—	(3.0)
Provision for bad debt	7.2	5.5	24.8	25.2
Stock-based compensation and deferred compensation	1.4	1.5	6.0	7.1
Amortization of deferred financing fees	0.1	0.3	0.8	1.0
Deferred income taxes	4.1	(1.1)	13.9	2.8
(Gain) loss on disposition of equipment	(0.2)	0.2	0.1	0.1
Other	0.4	0.1	0.2	0.2
Changes in assets and liabilities	(14.5)	(36.3)	(80.1)	(7.3)

Net cash flows provided by (used in) operating activities	$14.5	$(17.5)	$26.8	$85.7

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results. The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge. Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as this Adjusted EBITDA table. Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying unaudited condensed consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, the impact of the impairment charge, impact of the Hurricane Sandy disaster costs, and the impact of tax accounting matters, as an indicator of its core operating results. The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period. PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period. Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, the impact of the impairment charge, impact of the Hurricane Sandy disaster costs, and the impact of tax accounting matters, do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP. The impact of merger, acquisition, integration costs and other charges, the impact of the impairment charge, impact of the Hurricane Sandy disaster costs, and the impact of tax accounting matters excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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PMC Reports Results for the Fourth Quarter and Year Ended 2012

February 7, 2013

PHARMERICA CORPORATION

SUPPLEMENTAL INFORMATION (Continued)

Supplemental Information

Effective January 1, 2013, we will be redefining our Adjusted EBITDA. In addition to adding back to net income interest expense, the provision for income taxes, depreciation, amortization, the impact of Hurricane Sandy disaster costs, merger, acquisition, integration costs and other charges and impairment of intangibles; we will also be adding back the non-cash impact of stock-based and deferred compensation.

We believe the new definition of Adjusted EBITDA reflects a better measurement of overall operational performance and our ability to generate cash from reported operating results. In addition, we will also redefine our adjusted diluted earnings per share to be consistent with Adjusted EBITDA. The adjusted diluted earnings per share will be exclusive of the impact of merger, acquisition, integration costs and other charges, Hurricane Sandy disaster costs, impairment of intangible costs, non-cash stock based and deferred compensation and tax accounting matters. The following represents PharMerica Corporation’s historical quarterly Adjusted EBITDA and adjusted diluted earnings per share for the last eight quarters as if the new definition was in effect:

(In millions, except per share amounts)	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second	Third	Fourth
Adjusted EBITDA
Net income	$3.3	$7.4	$4.8	$7.9	$5.6	$7.6	$6.0	$3.7
Add:
Interest expense, net	1.1	2.6	2.6	2.5	2.7	2.5	2.4	2.4
Merger, acquisition, integration costs and other charges	4.7	5.1	1.8	3.7	5.4	2.8	6.1	5.6
Hurricane Sandy disaster costs	—	—	—	—	—	—	—	4.5
Provision for income taxes	2.3	3.5	3.3	5.7	3.7	5.1	3.9	3.2
Impairment of intangible assets	—	—	5.1	—	—	—	—	—
Depreciation and amortization expense	7.8	7.7	7.8	7.8	7.6	7.5	7.8	8.0

Adjusted EBITDA – as reported	$19.2	$26.3	$25.4	$27.6	$25.0	$25.5	$26.2	$27.4

Stock-based and deferred compensation	1.5	1.8	1.3	1.4	1.8	1.2	2.6	1.5

Adjusted EBITDA – as adjusted	$20.7	$28.1	$26.7	$29.0	$26.8	$26.7	$28.8	$28.9

Adjusted EBITDA Margin – as reported	3.6%	4.9%	4.9%	5.6%	5.0%	5.6%	5.9%	6.3%

Adjusted EBITDA Margin – as adjusted	3.9%	5.3%	5.1%	5.9%	5.4%	5.8%	6.5%	6.7%

Adjusted EPS
Diluted earnings per share	$0.11	$0.25	$0.16	$0.27	$0.19	$0.26	$0.20	$0.12
Add:
Diluted earnings per share impact of:
Impairment of intangible assets	—	—	0.11	—	—	—	—	—
Merger, acquisition, integration cost and other charges	0.09	0.12	0.04	0.07	0.11	0.06	0.13	0.11
Hurricane Sandy disaster costs	—	—	—	—	—	—	—	0.09
Tax accounting matters	—	(0.04)	—	0.01	—	—	—	0.01

Adjusted diluted earnings per share – as reported	$0.20	$0.33	$0.31	$0.35	$0.30	$0.32	$0.33	$0.33

Stock-based and deferred compensation	0.03	0.04	0.03	0.03	0.03	0.03	0.06	0.03

Adjusted diluted earnings per share – as adjusted	$0.23	$0.37	$0.34	$0.38	$0.33	$0.35	$0.39	$0.36

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